Exhibit 99.2

JERNIGAN Capital

Second Quarter 2019
Supplemental Information

Second Quarter 2019	1

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our third quarter and full-year 2019 earnings guidance and the assumptions underlying such guidance, our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities, the market dynamics of the MSAs in which our investments are located, our ability to fund our outstanding future investment commitments, our ability to own and manage our real estate assets, the availability, terms and our rate of deployment of equity capital and our ability to increase the borrowing base of our credit facility, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and those set forth in our other reports and information filed with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to complete construction and obtain certificates of occupancy for self-storage development projects in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	the internalization of our Manager, which may or may not occur on the timeline anticipated or at all;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents that we file from time-to-time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, depreciation and amortization on SL1 Venture real estate assets, and other expenses. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Second Quarter 2019	2

Press Release – July 2019

Jernigan Capital Reports Second Quarter EPS and Adjusted EPS Above High End of Guidance Range,

Raises Full-Year 2019 Adjusted EPS Guidance and Tightens Full-Year 2019 EPS Guidance Range

MEMPHIS, Tennessee, July 31, 2019 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), an owner of self-storage facilities and a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended June 30, 2019.

Second Quarter Highlights include:

▪	Earnings per share and adjusted earnings per share of $0.46 and $0.65, respectively, both above the high end of guidance ranges provided with the Company’s first quarter 2019 earnings release;

▪

Increased full year 2019 adjusted earnings per share guidance range to between $1.72 and $2.13 from the prior range of between $1.52 and $2.13 and adjusted full year 2019 earnings per share guidance range to between $0.93 and $1.34 from the prior range of $0.82 to $1.46;

▪	Closed on two development investments, in Long Island, New York and Brooklyn, New York, with an aggregate commitment amount of $44.5 million;

▪

Leasing commenced at Generation V self-storage facilities underlying six development property investments in which the Company has an aggregate committed investment of $74.5 million, 49.9% profits interests and ROFRs; and

▪	Increased book value per common share to $19.12 at June 30, 2019 from $18.13 at June 30, 2018.

“Our second quarter results reflect another quarter of strong execution, with revenue, earnings per share and adjusted earnings per share exceeding the high end of our quarterly guidance ranges,” stated John Good, Chief Executive Officer of Jernigan Capital, Inc. “We posted 50% growth in total revenues and 38% growth in adjusted earnings compared to the second quarter of 2018. These results paired with better visibility into the back half of the year have led us to raise our Adjusted EPS guidance range for the full year 2019 and tighten our full year 2019 EPS guidance range.”

“Our portfolio of state-of-the-art Generation V self-storage properties continues to progress through construction and lease-up, with 52 facilities, representing 70% of self-storage projects that we have financed, open and operating as of the end of the second quarter,” continued Mr. Good. “These properties have continued to lease well during the summer rental season. Properties that were open as of the end of the first quarter added an average of 15.9% physical occupancy from the end of March through this past weekend. Occupancy is running approximately 600 basis points ahead of initial underwriting for our 46 properties that have been open for at least one leasing season.”

“We continue to see ample investment opportunities and expect the pace of acquisitions of developer interests in projects we have financed to increase in the second half of 2019 and throughout 2020,” Mr. Good continued. “As of July 31, 2019, we have committed over 83% of the midpoint of our full year 2019 investment guidance range of $85 million to $115 million. We continue to prudently manage our balance sheet, with our ratio of net debt to gross assets remaining at a low 13% level at quarter end and fundings of our investment commitments being fully-covered through mid-2020.”

Financial Highlights

Earnings per share and adjusted earnings per share for the three months ended June 30, 2019 were $0.46 and $0.65, respectively, which are each $0.21 above the high end of the Company’s guidance range provided in the Company’s first quarter 2019 earnings release. Earnings per share and adjusted earnings per share for the six months ended June 30, 2019 were $0.81 and $1.17, respectively.

Net income attributable to common stockholders for the three months ended June 30, 2019 was $9.8 million, an increase of $3.6 million, or 57%, over the $6.2 million net income attributable to common stockholders for the comparable quarter in 2018. Net income attributable to common stockholders for the six months ended June 30, 2019 was $16.9 million, an increase of $8.9 million, or 111%, over the $8.0 million reported for the comparable six month period in 2018.

Total revenues for the three and six months ended June 30, 2019 were $10.8 million and $20.7 million, respectively, representing increases of $3.6 million, or 50%, and $8.3 million, or 66%, over total revenues for the three and six months ended June 30, 2018, respectively. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on the Company’s investment portfolio.

General and administrative expenses, excluding fees to the Manager, for the three and six months ended June 30, 2019 were $2.4 million and $4.1 million, compared to $2.0 million and $3.9 million for the comparable 2018 periods, respectively. Included in these amounts were stock-based compensation expense for the three and six months ended June 30, 2019 of $0.7 million and $1.0 million, compared to $0.8 million and $1.1 million for the comparable 2018 periods, respectively.

Second Quarter 2019	3

Net income attributable to common stockholders and adjusted earnings for the three and six months ended June 30, 2019 also includes increases in the fair value of investments of $12.0 million and $20.9 million, respectively, compared to increases of $8.6 million and $12.9 million for the comparable periods in 2018. This represents a $3.4 million, or 40%, and $7.9 million, or 61%, year-over-year increase from the three and six months ended June 30, 2018, respectively.

Subsequent Events

On July 2, 2019, the Company entered into an agreement with the borrower on its Miami construction loan pursuant to which the Company acquired all of the interests in the entity that owns the property that secured the loan, and both parties dismissed all state court litigation related to that loan.

In July, the Company closed a new development investment in Queens, New York with a $13.1 million commitment.

Capital Markets Activities

During the second quarter, the Company issued an aggregate $30.6 million of common stock under the Company’s at-the-market program at an average share price of $21.04, a 10.6% premium to the Company’s reported book value per share as of March 31, 2019.

Dividends

On May 1, 2019, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $2.3 million was paid on July 15, 2019 to holders of record on July 1, 2019. A stock dividend of 2,125 shares of additional Series A Preferred Stock was issued on July 15, 2019 to holders of record on July 1, 2019 for an aggregate value of $2.1 million pursuant to the terms of the Stock Purchase Agreement.

On May 1, 2019, the Company declared a cash dividend on its Series B Preferred Stock. The cash dividend of $0.7 million was paid on July 15, 2019 to holders of record on July 1, 2019.

Additionally, on May 1, 2019, the Company declared a dividend of $0.35 per common share. The dividend was paid on July 15, 2019 to common stockholders of record on July 1, 2019.

Second Quarter 2019	4

Third Quarter and Full-Year 2019 Guidance

The following table reflects earnings per share and adjusted earnings per share guidance ranges for the three months ending September 30, 2019 and updated guidance for the full-year 2019. Such guidance is based on management's current expectations of Company investment and acquisition activity (including fair value appreciation, the expected timing of construction progress and receipts of certificates of occupancy, and the assumptions regarding the timing of acquisitions of developer interests), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions, including interest rate levels. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends to preferred stockholders, stock-based compensation expense, and depreciation and amortization on real estate assets. For more information about our calculation of adjusted earnings, see “Non-GAAP Financial Measures” below.

	Dollars in thousands,
	except share and per share data
	Three months ending		Year ending
	September 30, 2019		December 31, 2019
	Low	High	Low	High
Interest income from investments	$9,650	$9,750	$35,100	$35,700
Rental revenue from real estate owned	1,700	1,800	7,900	8,200
Other income	35	40	340	360
Total revenues	$11,385	$11,590	$43,340	$44,260
G&A expenses (1)	(4,670)	(4,525)	(17,265)	(17,055)
Property operating expenses (excl. depreciation and amortization)	(950)	(900)	(4,250)	(3,950)
Depreciation and amortization on real estate assets	(1,300)	(1,250)	(6,150)	(6,050)
Interest expense	(2,500)	(2,400)	(8,500)	(8,250)
JV income	55	75	425	475
Other interest income	5	10	30	40
Net unrealized gain on investments (2)	6,000	8,000	33,000	40,000
Net income	8,025	10,600	40,630	49,470
Net income attributable to preferred stockholders (3)	(5,170)	(5,160)	(20,500)	(20,450)
Net income attributable to common stockholders	2,855	5,440	20,130	29,020
Add: stock dividends	2,125	2,125	8,500	8,500
Add: stock-based compensation	570	550	2,185	2,150
Add: depreciation and amortization on real estate assets (4)	1,390	1,330	6,450	6,325
Adjusted earnings	$6,940	$9,445	$37,265	$45,995
Earnings per share – diluted	$0.13	$0.24	$0.93	$1.34
Adjusted earnings per share – diluted	$0.31	$0.42	$1.72	$2.13
Average shares outstanding – diluted	22,330,000	22,330,000	21,630,000	21,630,000
1)

Includes $2.2 million (low) / $2.1 million (high) of fees to Manager for the three months ending September 30, 2019. Includes $8.4 million (low) / $8.3 million (high) of fees to Manager for the year ending December 31, 2019.

2)

Excludes $0.04 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture, which is included in JV income for the three months ending September 30, 2019 and $0.2 (low) / $0.3 (high) for the year ended December 31, 2019.

3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

4)

Includes $0.1 million (low and high) of depreciation and amortization on the real estate assets wholly-owned by the real estate venture, which is included in JV income for the three months ending September 30, 2019 and $0.3 million (low and high) for the year ended December 31, 2019.

Full-Year Key Assumptions:

•

Projected closings on $85 million to $115 million of new self-storage investments for the full-year 2019, including acquisitions of developer interests (on-balance sheet and JCAP’s proportionate share in the SL1 Venture), new development property investments, new bridge investments and joint venture investments;

•

Fundings of approximately $200 million to $215 million on the Company’s closed and projected investment commitments during the year ending December 31, 2019, including cash payable for the acquisitions of developer interests; and

•	Utilization of the Company’s credit facility over the course of the year with expected borrowings at year-end of between $120 million and $160 million.

The Company is adjusting its previously issued guidance for full year 2019. Net income attributable to common stockholders is expected to be between $0.93 and $1.34 per share from the previously estimated range of $0.82 to $1.46 per share, and adjusted earnings is expected to be between $1.72 and $2.13 per share from the previously estimated range of $1.52 to $2.13 per share.

Additionally, the Company continues to monitor its 2019 fair value guidance with updated estimates of construction progress, timing of the receipt of certificates of occupancy from its development partners and the movement of interest rates and spreads. Of the estimated $33.0 million to $40.0 million of fair value appreciation in 2019, the Company recognized $8.8 million during the first quarter, $12.0 million in the

Second Quarter 2019	5

second quarter, and expects $6.0 million to $8.0 million to be recognized in the third quarter, and $6.2 million to $11.2 million to be recognized in the fourth quarter. The Company’s 2019 fair value guidance reflects updated estimates of the timing of construction completion of the self-storage facilities underlying certain of our development investments, as well as the timing of stabilization of facilities in which we have invested. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of construction completion, both of which are subject to factors outside the control of the Company and the Company’s development partners. Moreover, when the Company acquires the developer’s interest in a self-storage project that the Company has financed, the Company no longer accounts for such investment under the fair value method, so acquisitions of developer interests have a potentially material effect on future fair value recognized in the Company’s financial statements. As such, the amount and exact timing of fair value recognition is subject to change.

Second Quarter 2019	6

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Operating Data:
Interest income, rental-related income and other revenues	$10,832	$9,884	$9,666	$9,091	$7,241
JV income	85	156	58	440	435
Total revenues and JV income	10,917	10,040	9,724	9,531	7,676
General & administrative expenses	(4,442)	(3,765)	(4,375)	(3,599)	(3,616)
Property operating expenses of real estate owned	(786)	(762)	(508)	(473)	(420)
Depreciation and amortization of real estate owned	(1,090)	(1,029)	(982)	(854)	(887)
Interest expense	(1,776)	(1,213)	(634)	(467)	(638)
Subtotal	2,823	3,271	3,225	4,138	2,115
Realized gain on investments	-	-	-	619	-
Net unrealized gain on investments	12,043	8,830	18,942	11,060	8,623
Other interest income	8	13	84	147	59
Net income	14,874	12,114	22,251	15,964	10,797
Net income attributable to preferred stockholders	(5,094)	(5,032)	(5,049)	(4,790)	(4,580)
Net income attributable to common stockholders	$9,780	$7,082	$17,202	$11,174	$6,217
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	2,125
Plus: stock-based compensation	719	328	321	385	777
Plus: depreciation and amortization on real estate assets	1,090	1,029	982	854	887
Plus: depreciation and amortization on SL1 Venture real estate assets	82	56	-	-	-
Adjusted Earnings	$13,796	$10,620	$20,630	$14,538	$10,006

Basic earnings per share attributable to common stockholders	$0.46	$0.35	$0.87	$0.58	$0.40
Diluted earnings per share attributable to common stockholders	$0.46	$0.35	$0.87	$0.57	$0.40

Adjusted Earnings per share attributable to common stockholders – diluted	$0.65	$0.52	$1.04	$0.75	$0.64

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Weighted-average shares of common stock outstanding:
Basic	21,185,484	20,297,551	19,655,942	19,184,172	15,274,459
Diluted	21,387,462	20,455,116	19,816,194	19,459,751	15,564,317
Shares of common stock outstanding:	22,133,290	20,567,694	20,430,218	19,364,339	19,254,141

Balance Sheet Data:
Cash and cash equivalents	$4,169	$3,860	$8,715	$42,624	$43,331
Self-Storage Investment Portfolio:
Development property investments at fair value	476,889	405,999	373,564	335,509	302,245
Bridge investments at fair value	89,478	87,046	84,383	81,862	79,581
Operating property loans at fair value	-	-	-	2,440	5,862
Self-storage real estate owned	112,099	111,297	100,099	74,444	61,896
Accumulated depreciation on self-storage real estate owned	(6,016)	(4,926)	(3,897)	(2,915)	(2,061)
Self-storage real estate owned, net	106,083	106,371	96,202	71,529	59,835
Investment in and advances to self-storage real estate venture	12,416	12,360	14,155	14,401	14,846
Total assets	703,292	630,632	590,408	556,228	509,860
Gross assets	709,308	635,558	594,305	559,143	511,921

Secured revolving credit facility	62,900	27,000	-	-	-
Term loans, net of unamortized costs	33,711	33,716	24,609	24,578	-
Total liabilities	116,437	77,831	42,544	40,689	16,122

Total equity	586,855	552,801	547,864	515,539	493,738
Common book value / common shares outstanding	$19.12	$19.02	$19.01	$18.38	$18.13

Second Quarter 2019	7

Jernigan Capital, Inc.

Consolidated Balance Sheets-Trailing Five Quarters

(unaudited, in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Assets:
Cash and cash equivalents	$4,169	$3,860	$8,715	$42,624	$43,331
Self-Storage Investment Portfolio:
Development property investments at fair value	476,889	405,999	373,564	335,509	302,245
Bridge investments at fair value	89,478	87,046	84,383	81,862	79,581
Operating property loans at fair value	-	-	-	2,440	5,862
Self-storage real estate owned, net	106,083	106,371	96,202	71,529	59,835
Investment in and advances to self-storage real estate venture	12,416	12,360	14,155	14,401	14,846
Other loans, at cost	4,576	5,025	4,835	4,818	1,361
Deferred financing costs	4,327	4,404	4,619	1,503	1,644
Prepaid expenses and other assets	5,129	5,348	3,702	1,327	975
Fixed assets, net	225	219	233	215	180
Total assets	$703,292	$630,632	$590,408	$556,228	$509,860

Liabilities:
Secured revolving credit facility	$62,900	$27,000	$-	$-	$-
Term loans, net of unamortized costs	33,711	33,716	24,609	24,578	-
Due to Manager	2,453	2,267	3,334	2,309	1,887
Accounts payable, accrued expenses and other liabilities	4,526	2,612	2,402	2,235	2,916
Dividends payable	12,847	12,236	12,199	11,567	11,319
Total liabilities	$116,437	$77,831	$42,544	$40,689	$16,122

Equity:
Series A Cumulative preferred stock	$126,387	$124,262	$122,137	$122,137	$107,168
Series B Cumulative preferred stock	37,298	37,298	37,401	37,425	37,463
Common stock	221	205	204	193	192
Additional paid-in capital	419,760	389,431	386,394	364,108	361,636
Retained earnings (accumulated deficit)	3,630	1,605	1,728	(8,324)	(12,721)
Accumulated other comprehensive income (loss)	(441)	-	-	-	-
Total equity	586,855	552,801	547,864	515,539	493,738
Total liabilities and equity	$703,292	$630,632	$590,408	$556,228	$509,860

Second Quarter 2019	8

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Interest income from investments	$9,150	$6,403	$17,362	$10,965
Rental and other property-related income from real estate owned	1,638	805	3,087	1,428
Other revenues	44	33	267	64
Total revenues	10,832	7,241	20,716	12,457

Costs and expenses:
General and administrative expenses	2,373	2,034	4,136	3,852
Fees to Manager	2,069	1,582	4,072	2,886
Property operating expenses of real estate owned	786	420	1,549	731
Depreciation and amortization of real estate owned	1,090	887	2,119	1,589
Other expenses	-	-	-	290
Total costs and expenses	6,318	4,923	11,876	9,348

Operating income	4,514	2,318	8,840	3,109

Other income (expense):
Equity in earnings from unconsolidated real estate venture	85	435	242	985
Net unrealized gain on investments	12,043	8,623	20,873	12,943
Interest expense	(1,776)	(638)	(2,989)	(1,054)
Other interest income	8	59	21	168
Total other income	10,360	8,479	18,147	13,042
Net income	14,874	10,797	26,987	16,151
Net income attributable to preferred stockholders	(5,094)	(4,580)	(10,126)	(8,175)
Net income attributable to common stockholders	$9,780	$6,217	$16,861	$7,976

Basic earnings per share attributable to common stockholders	$0.46	$0.40	$0.81	$0.53
Diluted earnings per share attributable to common stockholders	$0.46	$0.40	$0.81	$0.53

Dividends declared per share of common stock	$0.35	$0.35	$0.70	$0.70

Second Quarter 2019	9

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders

(unaudited, in thousands, except share and per share data)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Net income attributable to common stockholders	$9,780	$7,082	$17,202	$11,174	$6,217
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	2,125
Plus: stock-based compensation	719	328	321	385	777
Plus: depreciation and amortization on real estate assets	1,090	1,029	982	854	887
Plus: depreciation and amortization on SL1 Venture real estate assets	82	56	-	-	-
Adjusted Earnings	$13,796	$10,620	$20,630	$14,538	$10,006

Adjusted Earnings per share attributable to common stockholders – diluted	$0.65	$0.52	$1.04	$0.75	$0.64

Weighted average shares of common stock outstanding – diluted	21,387,462	20,455,116	19,816,194	19,459,751	15,564,317

	Six months ended
	June 30, 2019	June 30, 2018
Net income attributable to common stockholders	$16,861	$7,976
Plus: stock dividends to preferred stockholders	4,250	4,250
Plus: stock-based compensation	1,047	1,122
Plus: depreciation and amortization on real estate assets	2,119	1,589
Plus: depreciation and amortization on SL1 Venture real estate assets	137	-
Plus: other expenses	-	290
Adjusted Earnings	$24,414	$15,227

Adjusted Earnings per share attributable to common stockholders – diluted	$1.17	$1.01

Weighted average shares of common stock outstanding – diluted	20,923,865	15,058,187

Second Quarter 2019	10

Jernigan Capital, Inc.

Third Quarter and Full Year 2019 Guidance

(in thousands, except share and per share data)

	Dollars in thousands,
	except share and per share data
	Three months ending		Year ending
	September 30, 2019		December 31, 2019
	Low	High	Low	High
Interest income from investments	$9,650	$9,750	$35,100	$35,700
Rental revenue from real estate owned	1,700	1,800	7,900	8,200
Other income	35	40	340	360
Total revenues	$11,385	$11,590	$43,340	$44,260
G&A expenses (1)	(4,670)	(4,525)	(17,265)	(17,055)
Property operating expenses (excl. depreciation and amortization)	(950)	(900)	(4,250)	(3,950)
Depreciation and amortization on real estate assets	(1,300)	(1,250)	(6,150)	(6,050)
Interest expense	(2,500)	(2,400)	(8,500)	(8,250)
JV income	55	75	425	475
Other interest income	5	10	30	40
Net unrealized gain on investments (2)	6,000	8,000	33,000	40,000
Net income	8,025	10,600	40,630	49,470
Net income attributable to preferred stockholders (3)	(5,170)	(5,160)	(20,500)	(20,450)
Net income attributable to common stockholders	2,855	5,440	20,130	29,020
Add: stock dividends	2,125	2,125	8,500	8,500
Add: stock-based compensation	570	550	2,185	2,150
Add: depreciation and amortization on real estate assets (4)	1,390	1,330	6,450	6,325
Adjusted earnings	$6,940	$9,445	$37,265	$45,995
Earnings per share – diluted	$0.13	$0.24	$0.93	$1.34
Adjusted earnings per share – diluted	$0.31	$0.42	$1.72	$2.13
Average shares outstanding – diluted	22,330,000	22,330,000	21,630,000	21,630,000

1)

Includes $2.2 million (low) / $2.1 million (high) of fees to Manager for the three months ending September 30, 2019. Includes $8.4 million (low) / $8.3 million (high) of fees to Manager for the year ending December 31, 2019.

2)

Excludes $0.04 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture, which is included in JV income for the three months ending September 30, 2019 and $0.2 (low) / $0.3 (high) for the year ended December 31, 2019.

3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

4)

Includes $0.1 million (low and high) of depreciation and amortization on the real estate assets wholly-owned by the real estate venture, which is included in JV income for the three months ending September 30, 2019 and $0.3 million (low and high) for the year ended December 31, 2019.

Full-Year Key Assumptions:

•

Projected closings on $85 million to $115 million of new self-storage investments for the full-year 2019, including acquisitions of developer interests (on-balance sheet and JCAP’s proportionate share in the SL1 Venture), new development property investments, new bridge investments and joint venture investments;

•

Fundings of approximately $200 million to $215 million on the Company’s closed and projected investment commitments during the year ending December 31, 2019, including cash payable for the acquisitions of developer interests; and

•	Utilization of the Company’s credit facility over the course of the year with expected borrowings at year-end of between $120 million and $160 million.

Of the estimated $33.0 million to $40.0 million of fair value appreciation in 2019, the Company recognized $8.8 million during the first quarter, $12.0 million in the second quarter, and expects $6.0 million to $8.0 million to be recognized in the third quarter, and $6.2 million to $11.2 million to be recognized in the fourth quarter. The Company’s 2019 fair value guidance reflects updated estimates of the timing of construction completion of the self-storage facilities underlying certain of our development investments, as well as the timing of stabilization of facilities in which we have invested. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of construction completion, both of which are subject to factors outside the control of the Company and the Company’s development partners. Moreover, when the Company acquires the developer’s interest in a self-storage project that the Company has financed, the Company no longer accounts for such investment under the fair value method, so acquisitions of developer interests have a potentially material effect on future fair value recognized in the Company’s financial statements. As such, the amount and exact timing of fair value recognition is subject to change.

Second Quarter 2019	11

Jernigan Capital, Inc.

Schedule of Owned Properties

As of June  30, 2019
(unaudited, dollars in thousands)

Location
(MSA)	Date	Date	JCAP Capital	Size	Months	% Physical
Address	Opened	Acquired	Investment (1)	(NRSF) (2)	Open (3)	Occupancy (3)
Orlando 1/2 11920 W Colonial Dr.	5/1/2016	8/9/2017	$12,047	93,965	39	89.5%
Jacksonville 1 1939 East West Pkwy	8/12/2016	1/10/2018	8,686	59,848	36	92.1%
Atlanta 2 340 Franklin Gateway SE	5/24/2016	2/2/2018	8,766	66,187	38	83.8%
Atlanta 1 5110 McGinnis Ferry Rd	5/25/2016	2/2/2018	10,467	71,718	38	88.7%
Pittsburgh 6400 Hamilton Ave	5/11/2017	2/20/2018	8,061	47,594	27	54.3%
Charlotte 1 9323 Wright Hill Rd	8/18/2016	8/31/2018	10,525	85,350	35	64.0%
New York City 1 1775 5th Ave	9/29/2017	12/21/2018	20,212	105,272	22	69.9%
New Haven 453 Washington Ave	12/16/2016	3/8/2019	9,511	64,225	31	81.9%
Total Owned Properties			$88,275	594,159
(1)

JCAP Capital Investment represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, net property working capital acquired, all as of the date of acquisition, and any capital costs spent after the date of acquisition.  The stabilized yield on our capital investment ranges from 7.5% to 8.5%.

(2)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of July 28, 2019.

Second Quarter 2019	12

Jernigan Capital, Inc.

Schedule of Completed Projects

As of June  30, 2019

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded	Fair	Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
7/2/2015	Milwaukee 420 W St Paul Ave	$7,650	$7,648	$2	$9,006	81,489	10/9/2016	34	72.6%
10/27/2015	Austin 251 North A W Grimes Blvd	8,658	8,089	569	7,966	77,234	3/16/2017	28	87.1%
8/14/2015	Raleigh 1515 Sunrise Ave	8,792	8,789	3	8,635	60,171	3/8/2018	17	55.1%
11/17/2016	Jacksonville 2 45 Jefferson Rd	7,530	7,405	125	9,471	70,255	3/27/2018	16	54.8%
1/31/2017	Atlanta 4 4676 S Atlanta Rd	13,678	13,413	265	16,385	103,600	7/12/2018	13	39.1%
2/24/2017	Orlando 3 12709 E Colonial Dr	8,056	7,491	565	9,255	69,645	7/26/2018	12	55.5%
4/20/2017	Denver 2 3110 S Wadsworth Blvd	11,164	10,788	376	12,612	74,347	7/31/2018	12	34.5%
6/29/2017	Boston 1 (4) 329 Boston Post Rd E	-	-	-	2,867	90,553	8/8/2018	12	35.8%
4/14/2017	Louisville 1 2801 N Hurstbourne Pkwy	8,523	7,294	1,229	8,821	65,786	8/15/2018	11	41.0%
9/20/2016	Charlotte 2 1010 E 10th St	12,888	12,110	778	13,666	76,985	8/30/2018	11	42.2%
9/28/2017	Louisville 2 3415 Bardstown Rd	9,940	9,151	789	11,213	76,603	8/31/2018	11	34.8%
6/12/2017	Tampa 4 3201 32nd Ave S	10,266	9,218	1,048	12,256	72,765	10/9/2018	10	37.9%
5/2/2017	Atlanta 6 2033 Monroe Dr	12,543	11,412	1,131	14,211	80,635	10/15/2018	9	29.6%
7/27/2017	Jacksonville 3 2004 Edison Ave	8,096	7,391	705	9,242	68,100	11/6/2018	9	35.5%
6/19/2017	Baltimore 1 (5) 1835 Washington Blvd	10,775	10,172	954	12,198	83,635	11/20/2018	8	24.3%
5/19/2017	Tampa 3 2460 S Falkenburg Rd	9,224	7,949	1,275	9,559	70,474	11/29/2018	8	39.2%
6/28/2017	Knoxville 130 Jack Dance St	9,115	8,317	798	9,728	72,490	11/30/2018	8	45.0%
2/24/2017	New Orleans 2705 Severn Ave	12,549	11,469	1,080	13,494	86,545	12/21/2018	7	30.7%
6/30/2017	New York City 2 (5) 465 W 150th St	27,982	27,221	1,996	29,920	40,951	12/28/2018	7	18.5%
8/30/2017	Orlando 4 9001 Eastmar Commons	9,037	7,830	1,207	9,825	76,340	1/16/2019	6	39.2%
2/8/2018	Minneapolis 2 3216 Winnetka Ave N	10,543	9,040	1,503	9,972	82,260	3/14/2019	4	25.4%
12/1/2017	Boston 2 10 Hampshire Rd	8,771	7,176	1,595	8,764	76,146	3/19/2019	4	19.0%
2/27/2017	Atlanta 5 56 Peachtree Valley Rd NE	17,492	16,114	1,378	19,307	87,485	4/8/2019	4	10.4%
3/30/2018	Philadelphia (5)(6) 550 Allendale Rd	14,338	11,324	3,264	11,569	69,930	4/25/2019	3	18.0%
3/1/2017	Fort Lauderdale 5601 NE 14th Ave	9,952	9,015	937	12,562	80,534	5/2/2019	3	20.7%
5/2/2017	Tampa 2 9125 Ulmerton Rd	8,091	7,361	730	8,663	71,671	5/9/2019	3	21.5%
3/1/2017	Houston 1050 Brittmoore Rd	14,825	14,549	276	17,536	128,466	5/21/2019	2	3.6%
4/20/2017	Denver 1 6206 W Alameda Ave	9,806	8,136	1,670	9,629	56,580	6/28/2019	1	7.9%
Total Completed Development Investments		$300,284	$275,872	$26,248	$328,332	2,151,675

3/2/2018	Miami 6 590 NW 137th Ave	$13,370	$13,370	$-	$17,970	76,765	8/12/2016	36	88.6%
3/2/2018	Miami 4 1103 SW 3rd Ave	20,201	20,201	-	23,665	74,685	10/9/2016	34	94.4%
3/2/2018	Miami 8 2434 SW 28th Lane	13,553	13,553	-	14,396	51,923	12/12/2016	32	93.9%
3/2/2018	Miami 7 (5) 18460 Pines Blvd	18,462	18,311	832	17,485	86,640	3/26/2018	16	59.4%
3/2/2018	Miami 5 (5) 4001 NW 77th Ave	17,738	17,674	718	15,962	77,075	8/13/2018	12	39.8%
Total Completed Bridge Investments		$83,324	$83,109	$1,550	$89,478	367,088

Total Completed Projects		$383,608

Second Quarter 2019	13

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of July 28, 2019.
(4)	This loan was repaid in full through a refinancing negotiated by our partner. The investment represents our 49.9% Profits Interest which was retained during the transaction.
(5)

The funded amount of these investments include PIK interest accrued on our loan or interest accrued on our preferred equity investment, as applicable. These interest amounts are not included in the commitment amount for each investment.

(6)	The Company has commenced foreclosure proceedings against the borrower.

Second Quarter 2019	14

Schedule of Projects in Progress

As of June  30, 2019

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded	Fair	Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Value	(NRSF) (1)	Start Date	Quarter (2)
1/18/2017	Atlanta 3 1484 Northside Dr NW	$14,115	$10,973	$3,142	$12,966	92,935	Q4 2017	Q3 2019
9/14/2017	Los Angeles 1 959 W Hyde Park Blvd	28,750	9,230	19,520	9,395	120,038	Q4 2019	Q1 2021
9/14/2017	Miami 1 4250 SW 8th St	14,657	8,556	6,101	8,593	69,175	Q2 2018	Q1 2020
10/12/2017	Miami 2 (3) 880 W Prospect Rd	9,459	1,399	8,119	1,202	58,000	Q4 2019	Q3 2020
10/30/2017	New York City 3 (3) 5203 Kennedy Blvd	15,301	5,602	9,900	5,315	68,660	Q4 2017	Q3 2020
11/16/2017	Miami 3 (3) 120-132 NW 27th Ave	20,168	6,430	13,941	6,090	96,295	Q4 2018	Q2 2020
11/21/2017	Minneapolis 1 2109 University Ave W	12,674	7,950	4,724	9,046	88,348	Q2 2018	Q3 2019
12/15/2017	New York City 4 6 Commerce Center Dr	10,591	3,723	6,868	3,833	78,425	Q2 2018	Q1 2020
12/27/2017	Boston 3 19 Coolidge Hill Rd	10,174	2,653	7,521	2,553	62,700	Q1 2020	Q1 2021
12/28/2017	New York City 5 375 River St	16,073	9,440	6,633	10,308	90,700	Q4 2018	Q4 2019
4/6/2018	Minneapolis 3 101 American Blvd West	12,883	6,691	6,192	7,629	87,084	Q3 2018	Q4 2019
5/1/2018	Miami 9 (3) 10651 W Okeechobee Rd	12,421	3,344	9,171	3,242	70,538	Q3 2019	Q3 2020
5/15/2018	Atlanta 7 2915 Webb Rd	9,418	1,798	7,620	1,797	76,519	Q3 2018	Q1 2020
5/23/2018	Kansas City 510 Southwest Blvd	9,968	4,500	5,468	5,065	76,751	Q3 2018	Q4 2019
6/7/2018	Orlando 5 7212 W Sand Lake Rd	12,969	4,977	7,992	5,491	76,518	Q4 2018	Q4 2019
6/12/2018	Los Angeles 2 (3) 7855 Haskell Ave	9,298	4,756	4,874	4,780	116,022	Q3 2019	Q4 2020
11/16/2018	Baltimore 2 8179 Ritchie Hwy	9,247	703	8,544	652	61,750	Q2 2019	Q3 2020
3/1/2019	New York City 6 435 Tompkins Ave	18,796	3,021	15,775	2,962	76,250	Q3 2019	Q4 2020
3/15/2019	Stamford (3) 370 West Main St	2,904	2,963	-	2,975	38,650	Q2 2019	Q4 2019
4/18/2019	New York City 7 (3) 14 Merrick Rd	23,462	5,770	17,726	5,484	95,331	Q3 2019	Q3 2020
5/8/2019	New York City 8 (3) 74 Bogart St	21,000	21,214	-	21,446	193,763	Q1 2020	Q3 2021
Total Development Investments in Progress		$294,328	$125,693	$169,831	$130,824	1,794,452
(1)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(2)

Estimated C/O dates represent the Company’s best estimate as of June  30, 2019 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(3)

The funded amount of these investments include PIK interest accrued on our loan or interest accrued on our preferred equity investment, as applicable. These interest amounts are not included in the commitment amount for each investment.

Second Quarter 2019	15

Schedule of Heitman JV Owned Properties and Development Projects Completed

As of June  30, 2019

(unaudited, dollars in thousands)

JV Owned Properties:

Location
(MSA)	Date	Date	JV Capital	Size	Months	% Physical
Address	Opened	Acquired	Investment (1)	(NRSF) (2)	Open (3)	Occupancy (3)
Jacksonville 3211 San Pablo Rd S	7/26/2017	1/28/2019	$12,564	80,621	24	87.0%
Atlanta 2 11220 Medlock Bridge Rd	9/14/2017	1/28/2019	10,079	70,139	22	66.5%
Denver 2255 E 104th Ave	12/14/2017	1/28/2019	13,899	85,575	19	64.4%
Atlanta 1 1801 Savoy Dr	4/12/2018	1/28/2019	11,770	71,147	16	53.5%
Total Owned Properties			$48,312	307,482
(1)

JV Capital Investment represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, and net property working capital acquired, all as of the date of acquisition. The stabilized yield on our capital investment ranges from 7.5% to 8.5%.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of July 28, 2019.

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded	Fair	Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
9/28/2016	Columbia 401 Hampton St	$9,199	$9,071	$128	$9,996	70,935	8/23/2017	23	92.4%
4/15/2016	Washington DC 1325 Kenilworth Ave NE	17,269	17,269	-	20,162	90,325	9/25/2017	22	76.1%
5/14/2015	Miami 1 490 NW 36th St	13,867	12,722	1,145	15,455	75,770	2/23/2018	17	64.5%
12/22/2016	Raleigh 7710 Alexander Town Blvd	8,877	8,725	152	9,292	64,108	6/8/2018	14	50.9%
9/25/2015	Fort Lauderdale 812 NW 1st St	13,230	12,898	332	17,034	87,384	7/26/2018	12	32.9%
5/14/2015	Miami 2 1100 NE 79th St	14,849	14,518	331	15,676	74,140	10/30/2018	9	54.0%
7/21/2016	New Jersey 6 Central Ave	7,828	6,964	864	8,302	59,010	1/24/2019	6	28.8%
Total Completed Development Investments		$85,119	$82,167	$2,952	$95,917	521,672
(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of July 28, 2019.

Second Quarter 2019	16

Summary of Investments

As of June 30, 2019

Closed Investments by Geography:

*Other markets include MSAs comprising of 2% (Baltimore, Fort Lauderdale, Houston, Louisville, Philadelphia,  Raleigh, and Washington DC) and 1% (Austin, Columbia, Kansas City, Knoxville, Milwaukee, New Haven, New Orleans, Pittsburgh, and Stamford) of total closed investments.

Status of Investments:

	# Properties	# of Properties Open and Operating	# of Properties Under Construction	Size (NRSF)	Total JCAP Investment Commitment
On-balance sheet
Wholly Owned Assets	8	8	0	594,159	$88,275
Development Property Investments	49	28	21	3,946,127	$594,612
Bridge Investments	5	5	0	367,088	$83,324
Construction Loans (1)	1	0	1	71,953	$17,733
Joint Venture
Wholly Owned Assets	4	4	0	307,482	$4,831
Development Property Investments	7	7	0	521,672	$8,512
(1)

On July 2, 2019, the Company entered into an agreement with the borrower on its Miami construction loan pursuant to which the Company acquired all of the interests in the entity that owns the property that secured the loan and both parties dismissed all state court litigation related to that loan.

Second Quarter 2019	17

Capital Sources and Investment Uses

As of June  30, 2019

(dollars in millions)

Estimated Capital to be Used in Investing Activities (1)
Contractual investment obligations:
Development property investments	$196
Bridge investments	2
Total Committed Investments	$198
Remaining Prospective Investments per FY 2019 guidance:	30
Total to Fund Investments	$228

Estimated Sources of Capital
Cash and cash equivalents as of June 30, 2019	$4
Identified secured debt on one wholly-owned property	7
Remaining credit facility capacity (2)	172
Remaining capital needs	45
Total Sources	$228
(1)	Does not include financing spend or operating cash flow.
(2)

Assumes increase in the availability under the Credit Facility. As of June  30, 2019,  the Company had $162.9 million of total availability for borrowing under the Credit Facility ($100.0 million available after considering amounts outstanding).

The Company may use any combination of the following capital sources to fund additional capital needs:

•	Refinancing of JCAP mortgage indebtedness (49.9% profits interest and ROFR retained) – $25 million to $50 million
•	Potential sales of facilities underlying current development investments to a third party – $10 million to $20 million
•	Common Stock ATM issuances – $40 million
•	Potential exercise of accordion feature of Credit Facility – $165 million

Timing of Funding $228 million of Remaining and Prospective 2019 Investments

Second Quarter 2019	18

Capital Structure

As of June  30, 2019

(dollars in millions)

Credit Facility Outstanding	$63
Term Loans	34
Series A Preferred Stock	129
Series B Preferred Stock	39
Common Stock	454
Total Capital	$719

Second Quarter 2019	19

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	7.00% Series B Preferred Stock: JCAP-PR B	Suite 650	package or annual report, please
Memphis, TN 38119	Stock Exchange Listing	Memphis, TN 38119	visit our website at
901.567.9510	New York Stock Exchange	901.567.9510	www.jernigancapital.com

Executive Management

Dean Jernigan	John A. Good
Executive Chairman	Chief Executive Officer

Jonathan Perry	Kelly P. Luttrell
President and Chief Investment Officer	Senior Vice President, Chief Financial Officer, Treasurer and
Corporate Secretary

David Corak	Billy Perry
Senior Vice President of Corporate Finance	Senior Vice President of Investment Management

Independent Directors

Randall L. Churchey	Mark O. Decker
Director	Director

James D. Dondero	Rebecca Owen
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	B. Riley FBR
RJ Milligan	Tim Hayes
rjmilligan@rwbaird.com	timothyhayes@brileyfbr.com

Jefferies LLC	KeyBanc Capital Markets
Jonathan Petersen	Todd M. Thomas
jpetersen@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Second Quarter 2019	20